UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): June 16, 2023 (June 15, 2023)
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SHAPEWAYS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39092 (Commission File Number)	87-2876494 (I.R.S. Employer Identification Number)

12163 Globe St. Livonia, MI		48150
(Address of principal executive offices)		(Zip Code)

(734) 422-6060
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001	SHPW	New York Stock Exchange
Warrants, each warrant exercisable for one share of Common Stock for $11.50 per share	SHPW WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 15, 2023, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders voted on four proposals, each of which is described in more detail in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 1, 2023, as supplemented on May 15, 2023.
Only stockholders of record as of the close of business on April 21, 2023, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 49,607,806 shares of the Company’s common stock (the “Common Stock”) were outstanding. In deciding all matters at the Annual Meeting, the holders of Common Stock had the right to one vote for each share of Common Stock they held as of the record date.
The tabulation of the stockholders' votes on each proposal brought before the Annual Meeting is as follows:
Proposal 1 - Election of Directors:
The election of three Class II directors to serve as directors until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Raj Batra	24,455,046	370,262	10,096,395
Christine Gorjanc	24,718,215	107,093	10,096,395
Alberto Recchi	24,439,261	386,047	10,096,395
Proposal 2 - Ratification of Appointment of Withum Smith+Brown as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

FOR	AGAINST	ABSTENTIONS
34,571,327	271,116	79,260
As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.
Proposal 3 – Stockholders voted on and approved an amendment to the Company's Certificate of Incorporation, to effect a reverse stock split of the Company's outstanding Common Stock, in the range of 1-for-3 to 1-for-12, such ratio to be determined in the sole discretion of the Company’s Board of Directors, without a corresponding decrease of the Company's authorized share capital. The votes on this proposal were as follows:

FOR	AGAINST	ABSTENTIONS
34,220,500	646,051	55,152
As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.
The Company’s Board of Directors has approved a final ratio of 1-for-8 shares, such that every eight shares of Common Stock shall be combined and reclassified into one share of Common Stock as of the effective date of the reverse stock split, which the Company expects to be June 22, 2023. The Company currently has listed warrants to purchase a total of 18,410,000 shares of Common Stock, with each whole warrant being exercisable for one share of Common Stock at $11.50 per share. After effectiveness of the reverse stock split, every eight shares of Common Stock that may be purchased pursuant to the warrants immediately prior to the reverse stock split will represent one share of Common Stock that may be purchased pursuant to such warrants immediately following the reverse stock split. Correspondingly, the exercise price per share of Common Stock attributable to such warrants will be proportionately increased, such that the exercise price immediately following the Reverse Stock Split will be $92.00, which equals the product of eight multiplied by $11.50, the exercise price per share immediately prior to the reverse stock split. The number of shares of Common Stock subject to the warrants will be proportionately decreased by eight times, to an aggregate of 2,301,250 shares.

Proposal 4 – Stockholders did not approve the proposal to amend the Company's Certificate of Incorporation to reflect new Delaware law provisions to limit the liability of certain officers in limited circumstances, which proposal required the affirmative vote of the holders of a majority of the outstanding shares of Common Stock for approval. The votes on this proposal were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
24,191,625	579,270	54,413	10,096,395

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shapeways Holdings, Inc.

Dated: June 16, 2023	By:	/s/ Alberto Recchi
	Name:	Alberto Recchi
	Title:	Chief Financial Officer